ADMINISTRATION AGREEMENT

     ADMINISTRATION AGREEMENT ("Agreement") made as of November 17, 1999 by and between X.COM FUNDS, a business trust organized under the laws of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of each of the separate series listed on Appendix A hereto (as such Appendix A may be amended
                           ----------                 ----------
from time to time) (each a "Fund" and collectively,  the "Funds");

     WHEREAS, pursuant to an Investment Advisory Agreement between the Trust and X.com Asset Management, Inc (the "Adviser"), dated November 17, 1999, the Adviser has agreed to provide or procure administrative services for the Trust; and

     WHEREAS,  the  Adviser  desires  to  retain  the  Bank to  render  certain administrative  services  to the  Trust,  the Bank is  willing  to render  such services, and the Trust desires to approve the Bank's appointment as administrator.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.   Appointment.   The  Adviser  hereby  appoints  the  Bank  to  act  as
          ------------
Administrator of the Trust on the terms set forth in this Agreement, and the Trust hereby approves such appointment. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2.  Delivery of  Documents.  The Trust has  furnished the Bank with copies
         -----------------------
properly certified or authenticated of each of the following:

         (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Trust and each of its Funds and approving this Agreement;

         (b) The Trust's formation documents filed with the State of Delaware on June 6, 1999 and all amendments thereto (the "Articles");

         (c)   The Trust's by-laws and all amendments thereto (the "By-Laws");

         (d) The Trust's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody
agreements,    distribution   agreements   and   transfer   agency   agreements
(collectively, the "Agreements");

          (e) The Trust's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 as amended, (the "1933 Act") and under the 1940 Act and all amendments thereto; and

          (f) The Trust's most recent definitive prospectus and statement of additional information (the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed reasonable, necessary and appropriate for the Bank to request in the proper performance of its duties hereunder.

     The Trust will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing.

     Furthermore, either party will notify the other as soon as reasonably practicable of any matter which may materially affect the performance its services under this Agreement.

     3.   Duties of Administrator. Subject to the supervision and direction of
          ------------------------
the Board of Trustees of the Trust, the Bank, as Administrator, will conduct and perform various aspects of the Trust's administrative operations described in Appendix B hereto. The Bank may, from time to time, perform additional
   ----------
duties and functions which shall be set forth in an amendment to such Appendix
                                                                      --------
B executed by both parties. At such time, the fee schedule included in Appendix
-                                                                      --------
C hereto shall be appropriately amended as agreed to in writing by both
-
parties.

          In performing all services under this Agreement, the Bank shall act in conformity with the Trust's Articles and By-Laws and the 1933 Act, the Securities and Exchange Act of 1934, as amended and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Trust's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trust's assets or choice of investments and cannot be held liable for any problem relating to such investments, except as such problem relates to the services required to be provided by the Bank under this Agreement.

     4.   Duties of the Trust.
          --------------------

          (a) The Trust is solely responsible (through its transfer agent or otherwise) for (i) providing accurate daily reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

          (b) The Trust agrees to make its legal counsel reasonably available to the Bank for advice with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Trust further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5.   Fees and Expenses.
          ------------------

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Adviser will compensate the Bank in accordance with the fee schedule attached as Appendix C
                                                                    ----------
hereto. Such fees do not include out-of-pocket disbursements (as delineated in the fee schedule), or other expenses of the Bank with the prior approval of the Trust's management for which the Bank shall be entitled to bill the Trust separately and for which the Trust shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Trust.

     6.   Limitation of Liability.
          ------------------------

          (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any third party in connection with the performance of the Bank's obligations and duties under this Agreement, except a loss resulting from willful misconduct, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

          (b) The Trust will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Trust, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions;
(ii) arising out of the offer or sale of any securities of the Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; except for any claim, demand, action or suit resulting from the willful misconduct, bad faith or negligence of the Bank in the performance of its obligations and duties, or by reason of its reckle disregard thereof.

          (c) The Adviser will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit arising out of the actions or omissions of the Adviser, except for any claim, demand, action or suit resulting from the willful misconduct, bad faith or negligence of the Bank in the performance of its obligations and duties, or by reason of its reckless disregard thereof.

          (c) The Bank will indemnify each of the Trust and the Advisor, and its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from the willful misconduct, bad faith or negligence of the Bank in the performance of its obligations and duties under this Agreement, or by reason of the Bank's reckless disregard thereof.

          (d) The Bank may apply to the Trust or the Adviser at any time for written instructions and may consult counsel for the Trust or the Adviser, and with accountants and other experts employed by the Trust or Adviser with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such written instruction, or with the written opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust or Adviser until receipt of written notice thereof has been received by the Bank.

          (e) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Trust or Adviser for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

          (f) The Bank represents that the occurrence in or use by the Bank's own proprietary internal systems (the "Systems") of dates on or after January 1, 2000 (the "Millennial

Dates") will not adversely affect the performance of the Systems with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and that the Systems will create, store and generate output data related to or including Millennial Dates without errors or omissions ("Year 2000 Compliance"). The Bank shall promptly notify the Trust of any lack of Year 2000 Compliance of which it becomes aware that impact the Bank's services hereunder.

          The parties to this Agreement acknowledge that the Bank can make no certification as to the Year 2000 Compliance of third-party systems utilized by the Bank in its day to day operations or with which the Systems interact or communicate, from which the Systems receive data or to which the Systems send data. The parties further acknowledge that while the Bank has contacted such third-party providers regarding Year 2000 Compliance and will use reasonable efforts to monitor the status of such third-party providers' Year 2000 Compliance, failure by such third-party providers to achieve timely Year 2000 Compliance could adversely affect the Bank's performance of its obligations hereunder. The Bank shall promptly notify the Trust of any lack of Year 2000 Compliance of any third-party provider of which it becomes aware that impacts the Bank's services hereunder.

          (g) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

     7.   Termination of Agreement.
          -------------------------

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               (i) Either party hereto may immediately terminate this Agreement prior to the expiration of the Initial Term (x) in the event the other party violates any material provision of this Agreement or is unable to continue to fulfill its obligation and duties under the Agreement; provided that a violating party shall for its first material violation of this Agreement have the opportunity to cure such violation within forty-five (45) days of receipt of written notice from the non-violating party of such violation, or (y) after the second anniversary hereof, upon ninety (90) days written notice to the other party.

               (ii) Either party may terminate this Agreement during any Renewal Term upon sixty (60) days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such sixty (60) days, provided, however, that the effective date of such termination may be postponed, at the request of the Trust, to a date not more than one hundred twenty (120) days after delivery of the written notice in order to give the Trust an opportunity to make suitable arrangements for a successor administrator.

          (b) The Trust may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator. At all times such records shall be the property of the Trust.

     8.   Miscellaneous.
          --------------

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To the Trust:

                 X.com Funds
                 394 University Avenue
                 Palo Alto, CA 94301
                 Attention:  John T. Story
                 Facsimile:  (650) 833-5470
                 With a copy to: David A Hearth, Paul, Hastings, Janofsky & Walker LLP
                 Facsimile:  (415) 217-5333

          To the Adviser:

                 X.com Asset Management, Inc.
                 394 University Avenue
                 Palo Alto, CA 94301
                 Attention:  John T. Story
                 Facsimile:  (650) 833-5470
                 With a copy to: David A Hearth, Paul, Hastings, Janofsky & Walker LLP
                 Facsimile:  (415) 217-5333

          To the Bank:

                 Investors Bank & Trust Company
                 200 Clarendon Street, P.O. Box 9130
                 Boston, MA  02117-9130
                 Attention:  Paula A. Lordi, Director, Client Management
                 Facsimile:  (617) 330-6033
                 With a copy to:  Andrew S. Josef, Assistant General Counsel
                 Facsimile:  (617) 351-4314

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9.    Confidentiality. All books, records, information and data pertaining
           ----------------
to the business of the other party which are exchanged or received  pursuant to
the   negotiation  or  the
carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

    10.    Use of  Name.  The  Trust  shall  not use the  name of the  Bank or
           ------------
any of its affiliates in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed. The Bank shall not use the name of the Trust or any of its affiliates in any sales literature or other material relating to the Bank and its services in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                        X.COM FUNDS



                                        By: /s/ John T. Story
                                            ------------------------
                                        Name: John T. Story
                                        Title: Executive Vice President



                                        X.COM ASSET MANAGEMENT, INC.



                                        By: /s/ John T. Story
                                            ------------------------
                                        Name: John T. Story
                                        Title: President



                                        INVESTORS BANK & TRUST COMPANY



                                        By: /s/ Andrew M. Nesvet
                                            ------------------------
                                        Name: Andrew M. Nesvet
                                        Title: Senior Director

                                  APPENDICES


                Appendix A..............................  Funds

                Appendix B..............................  Services

                Appendix C..............................  Fee Schedule

                                                                     Appendix A

                             FUNDS OF X.COM FUNDS


        Funds                                           Effective Date
        -----                                           --------------

1)      X.com Premier S&P 500 Fund                      November 17, 1999

2)      X.com U.S.A. Bond Fund                          November 17, 1999

3)      X.com U.S.A. Money Market Fund                  November 17, 1999

4)      X.com International Index Fund                  March 27, 2000



                                      X.COM FUNDS



                                      By: /s/ John T. Story
                                          ------------------------
                                      Name: John T. Story
                                      Title: Executive Vice President



                                      X.COM ASSET MANAGEMENT, INC.



                                      By: /s/ John T. Story
                                          ------------------------
                                      Name: John T. Story
                                      Title: President



                                      INVESTORS BANK & TRUST COMPANY



                                      By: /s/ Andrew M. Nesvet
                                          ------------------------
                                      Name: Andrew M. Nesvet
                                      Title: Senior Director


                                                                                                                      Appendix B

                                               SERVICES


                                                                                                      SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
 MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
--------------------------

Monitor portfolio             Perform tests of certain specific    Oversee BGI's continuous     A/C - Provide consultation as
compliance in accordance      portfolio activity designed from     monitoring of portfolio      needed on compliance issues.
with the current              provisions of the Fund's             activity and Fund
Prospectus and SAI.           Prospectus and SAI.  Follow-up on    operations in conjunction
                              potential violations.                with 1940 Act, Prospectus,
FREQUENCY:  BI-MONTHLY                                             SAI and any other
                                                                   applicable laws and
                                                                   regulations.  Monitor
                                                                   testing results and
                                                                   approve resolution of
                                                                   compliance issues.

Provide compliance            Provide a report of compliance       Review report.               A/C - Provide consultation as
summary package.              testing results.                                                  needed.

FREQUENCY:  MONTHLY

Perform asset                 Perform asset diversification        Oversee BGI's continuous     A - Provide consultation as
diversification testing to    tests at each tax quarter end.       monitoring of portfolio      needed in establishing positions
establish qualification as    Follow-up on issues.                 activity in conjunction      to be taken in tax treatment of
a RIC.                                                             with IRS requirements.       particular issues. Review
                                                                   Review test results and      quarter end tests on a
FREQUENCY:  QUARTERLY                                              take any necessary action.   current basis.
                                                                   Approve tax positions
                                                                   taken.


                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
 MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
       (Continued)
--------------------------

Perform qualifying income     Perform qualifying income testing    Oversee BGI's continuous      A- Consult as needed on tax
testing to establish          (on book basis income, unless        monitoring of portfolio       accounting positions to be
qualification as a RIC.       material differences are             activity in conjunction       taken.  Review in conjunction
                              anticipated) on quarterly basis      with IRS requirements.        with year-end audit.
FREQUENCY:  QUARTERLY         and as may otherwise be              Review test results and
                              necessary.   Follow-up on issues.    take any necessary action.
                                                                   Approve tax positions
                                                                   taken.

Prepare the Fund's            Prepare preliminary expense          Provide asset level
annual expense budget.        budget.  Notify fund accounting      projections.  Approve
Establish daily accruals.     of new accrual rates.                expense budget.

FREQUENCY:  ANNUALLY

Monitor the Fund's            Monitor actual expenses updating     Provide asset level           C/A - Provide consultation as
expense budget.               budgets/ expense accruals.           projections quarterly.        requested.
                                                                   Provide vendor
FREQUENCY:  QUARTERLY                                              information as
                                                                   necessary.  Review expense
                                                                   analysis and approve
                                                                   budget revisions.

Receive and coordinate        Propose allocations of invoice       Approve invoices and
payment of fund expenses.     among Funds and obtain authorized    allocations of payments.
                              approval to process payment.         Send invoices to IBT in a
FREQUENCY:  AS NECESSARY                                           timely manner.


                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
 MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
       (Continued)
--------------------------

Calculate periodic            Calculate amounts available for      Establish and maintain       C -  Review dividend resolutions
dividend rates and capital    distribution.  Coordinate review     dividend and distribution    in conjunction with Board
gains distributions to be     by management and/or auditors.       policies.  Approve           approval.
declared in accordance        Notify custody and transfer agent    distribution rates per
with management guidelines.   of authorized dividend rates in      share and aggregate          A - Review and concur with
                              accordance with Board approved       amounts.  Obtain Board       proposed distributions, annual
FREQUENCY:  QUARTERLY/        policy.  Report dividends to         approval when required.      and excise only.
ANNUALLY                      Board as required.

Calculate total return        Provide total return                 Review total return
information on Funds as       calculations.  Returns consist       information.
defined in the current        of monthly, quarterly, YTD,
Prospectus and SAI.           since inception and average          Identify the services
                              annual since inception.              to which the Funds
FREQUENCY:  MONTHLY                                                report.  Provide
                              Prepare, coordinate as               information as requested.
Prepare responses to          necessary, and submit responses
major industry                to the appropriate agency.
questionnaires.

FREQUENCY:  AS OFTEN AS
NECESSARY

Prepare disinterested         Summarize amounts paid to            Provide social security
trustee Form 1099-Misc.       trustees during the calendar         numbers and current
                              year.  Prepare and mail Form         mailing address for
FREQUENCY:  ANNUALLY          1099-Misc.                           trustees.  Review and
                                                                   approve information
                                                                   provided for Form 1099-
                                                                   Misc.



                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
    FINANCIAL REPORTING
--------------------------

Prepare financial             Prepare information as required.     Review financial
information for                                                    information.
presentation to Fund
Management and Board of
Directors.

FREQUENCY:  AS NEEDED

Coordinate the annual         Coordinate the creation of           Provide information           A - Perform audit and issue
audit and semi-annual         templates reflecting client-         required to create            opinion on annual financial
preparation and printing      selected standardized                templates, including          statements.
of financial statements       appearance and text of               report style and graphics.
and notes with                financial statements and             Approve format and text       A/C - Review reports.
management, fund              footnotes.  Draft and manage         as standard.  Approve
accounting and the            production cycle.  Coordinate        production cycle and
fund auditors.                with IBT fund accounting the         assist in managing to the
                              electronic receipt of portfolio      cycle. Coordinate review
FREQUENCY:  ANNUALLY/         and general ledger information.      and approval by portfolio
SEMI-ANNUALLY                 Assist in resolution of              managers of portfolio
                              accounting issues.  Using            listings to be included
                              templates, draft financial           in financial statements.
                              statements, coordinate auditor       Prepare appropriate
                              and management review, and clear     management letter and
                              comments. Coordinate printing of     coordinate production of
                              with reports and EDGAR               Management Discussion
                              conversion outside printer and       and Analysis.  Review
                              filing with the SEC via EDGAR.       and approve entire report.
                                                                   Make appropriate
                                                                   representations in
                                                                   conjunction with audit.


                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
          LEGAL
--------------------------

Prepare and file Form         Prepare form for filing.  Obtain     Provide appropriate          C - Review initial filing.
N-SAR.                        any necessary supporting             responses.  Provide          A - Provide annual audit internal
                              documents.  File with SEC via        applicable Exhibits to       control letter to accompany the
FREQUENCY:  SEMI-ANNUALLY     EDGAR.                               attach to filing. Review     annual filing.
                                                                   and authorize filing.

Assist the preparation        Accumulate capital stock             Review and approve           A/C - Review informally when
and filing of Form 24f-2      information.                         capital stock worksheet.     requested.
Notice.

FREQUENCY:  ANNUALLY

Respond to regulatory or      Compile and provide                  Coordinate with              C - Provide consultation as
auditor examinations and      documentation pursuant to            regulatory authorities       needed.
requests.                     examinations, audits and             and auditors to provide
                              requests from regulators or          requested
FREQUENCY:  AS NEEDED         auditors.  Assist client and         documentation and
(AT LEAST ANNUALLY)           legal counsel in resolution of       resolutions to inquiries.
                              regulatory and audit inquiries.

Proxy material/shareholder    Prepare drafts of proxy material     Review and approve proxy.    C - Review and approve proxy.
meetings.                     for review, file materials or
                              coordinate filing with the SEC and
FREQUENCY:  AS NEEDED         coordinate printing.  Assist proxy
                              solicitation firm and prepare
                              scripts.  Attend meeting and
                              prepare minutes.



                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
          LEGAL
      (Continued)
--------------------------

Prepare amendments to         Coordinate the preparation and       Review and approve.          C - Review and approve filings.
Registration Statement.       filing of post-effective
                              amendments. Coordinate with                                       A/C - Provide consents as
FREQUENCY:  ANNUAL UPDATES    outside printers the EDGAR                                        appropriate.
(INCLUDES UPDATING            conversion, filing with the SEC
FINANCIAL HIGHLIGHTS,         and printing of prospectus.
EXPENSE TABLES, RATIOS)
PLUS ONE ADDITIONAL
FILING PER FISCAL YEAR.

Prepare prospectus/SAI        Coordinate the preparation and       Review and approve.          C - Review and approve
supplements.                  filing of prospectus and SAI                                      filings.
                              supplements.  File with the
FREQUENCY: AS OFTEN AS        SEC via EDGAR.                                                    A/C - Provide consents as
REQUIRED                                                                                        appropriate.

Prepare agenda and board      Maintain annual calendar of          Review and approve board     C - Review agenda, board material
materials for quarterly       required quarterly and annual        materials.                   and board and committee minutes.
board meetings.               approvals.  Prepare agenda,                                       Ensure board material contains
                              resolutions and other board                                       all required information that the
FREQUENCY: QUARTERLY          materials for quarterly board                                     members of the board must review
                              meetings.  Prepare supporting                                     and/or approve to perform their
                              information and materials when                                    duties as directors/trustees.
                              necessary.  Assemble, check
                              and distribute books in
                              advance of meeting. Attend
                              board and committee meetings
                              and prepare minutes.




                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
          LEGAL
      (Continued)
--------------------------

Furnish Trust officers.       Furnish appropriate personnel as     Furnish appropriate
                              officers of the Trust.               personnel as officers of
FREQUENCY:  AS NEEDED                                              the Trust.

Assist in updating of         Make annual filing of fidelity       Obtain required fidelity
fidelity bond insurance       insurance material with the SEC.     bond insurance coverage.
coverage.                                                          Monitor level of fidelity
                                                                   bond insurance maintained
FREQUENCY: ANNUALLY                                                in accordance with
                                                                   required coverage.
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                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
            TAX
--------------------------

Prepare income tax            Calculate investment company         Provide transaction          A - Provide consultation as
provisions.                   taxable income, net tax exempt       information as requested.    needed in establishing positions
                              interest, net capital gain and       Approve tax accounting       to be taken in tax treatment of
FREQUENCY:  ANNUALLY          spillback dividend requirements.     positions to be taken.       particular issues.  Perform
                              Identify book-tax accounting         Approve provisions.          review in conjunction with the
                              differences.  Track required         PFIC's to be identified      year-end audit.
                              information relating to              at the Portfolio (HUB)
                              accounting differences.              level.

Calculate excise tax          Calculate required distributions     Provide transaction          A - Provide consultation as
distributions.                to avoid imposition of excise tax.   information as requested.    needed in establishing positions
                                 - Calculate capital gain net      Passive Foreign              to be taken in tax treatment of
FREQUENCY:  ANNUALLY               income and foreign currency     Investment Companies         particular issues.  Review and
                                   gain/loss through October 31.   (PFICs) to be identified     concur with proposed
                                 - Calculate ordinary income and   at the Portfolio (HUB)       distributions.
                                   distributions through a         level.  Approve tax
                                   specified cut off date.         accounting positions to
                                 - Project ordinary income from    be taken.  Review and
                                   cut off date to December 31.    approve all income and
                                 - Ascertain dividend shares.      distribution
                              Identify book-tax accounting         calculations, including
                              differences.  Track required         projected income and
                              information relating to accounting   dividend shares.  Approve
                              differences.  Coordinate review by   distribution rates per
                              management and fund auditors.        share and aggregate
                              Notify custody and transfer agent    amounts.  Obtain Board
                              of authorized dividend rates in      approval when required.
                              accordance with Board approved
                              policy.  Report dividends to Board
                              as required.

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                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
            TAX
        (Continued)
--------------------------

Prepare tax returns.          Prepare excise and RIC tax returns.  Review and sign tax          A - Review and sign tax return
                                                                   return.                      as preparer.
FREQUENCY:  ANNUALLY

Prepare Form 1099.            Obtain yearly distribution           Review and approve
                              information.  Calculate 1099         information provided for
FREQUENCY:  ANNUALLY          reclasses and coordinate with        Form 1099.
                              transfer agent.

Prepare other year-end        Obtain yearly income distribution    Review and approve
tax-related disclosures.      information.  Calculate              information provided.
                              disclosures (i.e., dividend
FREQUENCY:  ANNUALLY          received deductions, foreign tax
                              credits, tax-exempt income, income
                              by jurisdiction) and coordinate
                              with transfer agent.




                                                                                                     SUGGESTED FUND AUDITOR
          FUNCTION                  INVESTORS BANK & TRUST                   X.COM                          OR COUNSEL
--------------------------    ------------------------------------ --------------------------   ---------------------------------
--------------------------
         BLUE SKY
--------------------------

Maintain effective Blue       Maintain records of fund sales for   Identify states in which     C- Provide consultation as
Sky notification filings      client designated states via PW      filings are to be made.      needed on Blue Sky issues.
for states in which Fund      Blue2 compliance system.  File
Management intends to         annual notification renewal          Identify exempt              C- Provide consultation on
solicit sales of fund         documents and annual sales reports.  transactions to transfer     product and institutional
shares.                       File amendments to increase dollar   agent for appropriate        exemptions.
                              amounts authorized for sales by      exclusion from blue sky
FREQUENCY: ON-GOING           funds, based upon client             reporting.
                              instruction.  File notifications to
                              states for new funds and/or classes,
                              mergers and liquidations.  Provide
                              periodic reports on state
                              authorization amounts and sales
                              amounts.  Determine state filing
                              requirements by using CCH Blue Sky
                              Law Reporter, ICI memoranda and
                              state securities commission
                              directives (both written and oral).

File amendments to            File updated registration            Inform IBT of filings        C- Provide consultation as
registration statement        statements, prospectus, SAIs,        prior to SEC filing.         needed on Blue Sky filing issues.
with the applicable           supplements thereto, and annual
state securities              reports to shareholders upon
commissions in                approval/authorization by client.
coordination with SEC
filing.

FREQUENCY:  ANNUAL
UPDATES (INCLUDES
REGISTRATION
STATEMENT, PROSPECTUS,
SAI) PLUS AN ADDITIONAL
FILING PER FISCAL YEAR


                                                                      Appendix C

                                  X.COM FUNDS
                              ANNUAL FEE SCHEDULE
                               NOVEMBER 17, 1999

A.   TRUST ACCOUNTING, CUSTODY AND CALCULATION OF N.A.V.

   The Annual Fee for Trust Accounting, Custody and Calculation of N.A.V. for three Feeder Funds will be charged according to the following schedule. The following schedule is exclusive of transaction costs and out-of-pocket expenses.

   ANNUAL FEE

   ANNUAL FEE PER FEEDER FUND $12,000


   For each additional class added beyond the first one class there will be an annual fee of $6,000 for the above services.


B. TRUST ADMINISTRATION, COMPLIANCE, FINANCIAL STATEMENT PREPARATION, LEGAL ADMINISTRATION, AND BLUE SKY.

   The Annual Fee for Trust Administration, Financial Statement Preparation, Legal Administration, and Blue Sky for three Feeder Trusts will be charged according to the following schedule.

   ANNUAL FEE

   ANNUAL FEE PER FEEDER FUND
   $50,000


   For each additional class added beyond the first one class there will be an annual fee of $10,000 for the above services.

C.   MISCELLANEOUS

     1. OUT-OF-POCKET

     For purposes of this Agreement, out-of-pocket charges consist of:

        -       Telephone
        -       Ad Hoc Reporting

        -       Third Party Review
        -       Forms and Supplies
        -       Printing/Postage/Delivery
        -       Systems Development/Reports/Transmissions
        -       Equipment Rental
        - Legal costs associated with substantial alterations of IBT's standard agreements

     2. BALANCE CREDITS

     The use of balance credit against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody relationship is permitted. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

     3. SYSTEMS

     The details of any systems work required to service this fund will be determined after a thorough business analysis. All systems work, including creating customized reports and establishing systems/communications interfaces with X.com, other providers, etc., will be billed on a time and materials basis.

     4. BILLING AND PAYMENT

     The above fees will be charged against the Funds' custodian checking account five business days after the invoice is mailed to the fund.

     All charges will be billed monthly. The fee schedule will be effective upon start-up of the Funds.